CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated March 31, 1998, which is incorporated by reference, in this Registration Statement
(Form N-1A 33-46503) of Dreyfus BASIC U.S. Government Money Market Fund.




                                               ERNST & YOUNG LLP


New York, New York
June 18, 1997